INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 33-74602, 33-81908 and 33-91566 of Atchison Casting Corporaton on Form S-8 of our report dated August 14, 1997, appearing in this Annual Report on Form 10-K of Atchison Casting Corporation for the year ended June 30, 1997


/s/ Deloitte & Touche LLP
    Deloitte & Touche LLP

Kansas City, Missouri
September 5, 1997